Exhibit 99.1

Rock Creek Pharmaceuticals Announces $3.7 Million Registered Direct Offering

Sarasota, FL, June 17, 2015 - Rock Creek Pharmaceuticals, Inc. (NASDAQ: RCPI) (Rock Creek), a drug development company focused on chronic inflammatory disorders, announced today that it has entered into definitive agreements with institutional investors to raise approximately $3.7 million in a registered direct offering of 1,644,500 shares of common stock and warrants to purchase up to 1,223,375 shares of common stock. The shares and warrants will be sold in units, each of which is comprised of one share and 0.75 warrants to purchase one share of common stock. The purchase price per unit in the offering will be $2.25. The warrants will be exercisable six months following the date of issuance and will expire on the fifth anniversary of the initial date that the warrants become exercisable. The warrants will have an exercise price of $2.83. The offering is expected to close on or about June 19, 2015, subject to customary closing conditions.

Maxim Group LLC is acting as the sole placement agent for the offering.

Rock Creek intends to use the net proceeds from the offering for clinical development activities, working capital, and general corporate purposes.

The securities described above are being offered by the Company pursuant to a shelf registration statement on Form S-3 (Registration No. 333-200964), which was declared effective on February 6, 2015 by the Securities and Exchange Commission (SEC).  The securities are being offered only by means of a prospectus, including a prospectus supplement and accompanying base prospectus, forming a part of the effective registration statement. A prospectus supplement and accompanying base prospectus relating to the offering of the shares will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, by contacting Maxim Group LLC, 405 Lexington Avenue, New York, New York 10174, at (212) 895-3745.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Rock Creek Pharmaceuticals, Inc.:

Rock Creek Pharmaceuticals, Inc. is an emerging drug development company focused on the discovery, development and commercialization of new drugs, formulations and compounds that provide therapies for chronic inflammatory disease, neurologic disorders and behavioral health. For more information, visit: http://www.rockcreekpharmaceuticals.com

Cautionary Note Regarding Forward-Looking Statements: This press release contains forward-looking information, including all statements that are not statements of historical fact regarding the intent, belief or current expectations of Rock Creek Pharmaceuticals, Inc., its directors or its officers with respect to the contents of this press release. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances, or to reflect the occurrence of unanticipated events. You should carefully review and consider the various disclosures made by us in our annual report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 15, 2015, including the section entitled “Risk Factors,” and our other reports filed with the U.S. Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

CONTACT:

Ted Jenkins
Vice President, Corporate Strategy, Development, Investor Relations
Rock Creek Pharmaceuticals

2040 Whitfield Avenue, Suite 300

Sarasota, FL 34243

Direct: 941-251-0488
tjenkins@rockcreekpharmaceuticals.com

Stephanie Carrington

Investors

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